Exhibit 99.1

The Value of Activist Board Membership

The following Chart has been prepared by Icahn Enterprises and responds to those that question the efficacy of including activists' designees on public company Boards of Directors.

From January 1, 2009 to June 30, 2014 (a 5.5 year period) Icahn designees have joined the Boards of the 23 companies listed in the Chart. As reflected in the Chart, a person that invested in each company on the date that the Icahn designee joined the Board, and that sold on the date that the Icahn designee left the Board (or continued to hold through June 30, 2014 if the designee did not leave the Board) would have obtained an annualized return of 27%.

			Date Exited	Hypothetical
			Board (or	Investor
			6/30/2014 if	annualized
		Date Joined	still on	Return during
#	Company Name	Board	board)	board tenure

1	Amylin Pharmaceuticals Inc	6/9/2009	8/8/2012	38%
2	Biogen Idec Inc	6/10/2009	6/30/2014	43%
3	Chesapeake Energy Corp	6/21/2012	6/30/2014	33%
4	CIT Group Inc	12/18/2009	5/10/2011	38%
5	Dynegy Inc	3/9/2011	10/1/2012	-81%
6	Ebay Inc	6/17/2014	6/30/2014	76%
7	Enzon Pharmaceuticals Inc	5/21/2009	6/30/2014	-10%
8	Forest Laboratories Inc.	8/5/2012	6/30/2014	77%
9	Genzyme Corp	6/16/2010	4/11/2011	61%
10	Herbalife International Ltd	4/25/2013	6/30/2014	60%
11	Hologic Inc	12/9/2013	6/30/2014	28%
12	Mentor Graphics Corp	5/18/2011	6/30/2014	13%
13	MGM Studios	4/25/2012	8/15/2012	96%
14	Motorola Mobility Inc	1/3/2011	5/22/2012	22%
15	Motorola Solutions Inc	1/4/2011	3/1/2012	23%
16	Navistar International Corp	10/8/2012	6/30/2014	33%
17	Nuance Communications, Inc	10/7/2013	6/30/2014	2%
18	Talisman Energy Inc	12/1/2013	6/30/2014	-15%
19	Take-Two Interactive Software Inc.	4/15/2010	11/26/2013	12%
20	The Hain Celestial Group Inc	7/7/2010	11/19/2013	52%
21	Transocean Ltd	5/17/2013	6/30/2014	-10%
22	Voltari Corp	6/17/2010	6/30/2014	-62%
23	WebMD Health Corp	7/24/2012	8/5/2013	124%
Total				27%

Returns assume equal weighting in each investment.

Source of return data = Bloomberg Total Return function including dividends reinvested.

The Chart does not reflect the actual results of IEP’s Investment segment, nor is it necessarily indicative of future results of IEP’s Investment segment.